UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 3, 2017

VIAVI SOLUTIONS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22874	94-2579683
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

430 North McCarthy Boulevard, Milpitas, CA	95035
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 404-3600

                                               Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 3, 2017, in connection with a previously announced private offering, Viavi Solutions Inc. (“Viavi”) issued $400 million aggregate principal amount of its 1.00% Senior Convertible Notes due 2024 (the “Notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Notes were issued pursuant to an Indenture, dated March 3, 2017 (the “Indenture”), between Viavi and Wells Fargo Bank, National Association, as trustee.

The sale of the Notes generated net proceeds of approximately $392.2 million after deducting the initial purchasers’ discounts and commissions and the estimated offering expenses payable by Viavi. Viavi intends to use net proceeds from the offering for refinancing, together with its cash on hand, its outstanding 0.625% Senior Convertible Notes due 2033 (the “2033 Notes”), including opportunistically repurchasing 2033 Notes in the future, as well as for general corporate purposes. In addition, Viavi used $50 million of the net proceeds from the offering to repurchase shares of its common stock pursuant to its existing stock repurchase program. The repurchase of common stock occurred concurrently with the offering in privately negotiated transactions with institutional investors through one or more of the initial purchasers of the Notes or their respective affiliates as Viavi’s agent. The purchase price of the common stock repurchased in such transactions was the closing price per share of Viavi’s common stock on the date of the pricing of the offering.

The Notes mature on March 1, 2024, unless earlier converted or repurchased. The Notes are Viavi’s general senior unsecured obligations and rank equal in right of payment with all of Viavi’s existing and future unsecured, unsubordinated indebtedness, including the 2033 Notes, and senior in right of payment to any indebtedness that is contractually subordinated to the Notes.

Viavi will pay interest on the Notes at an annual rate of 1.00% payable in cash semiannually in arrears on March 1 and September 1 of each year, beginning September 1, 2017. The holders of the Notes may convert the Notes into cash and shares of Viavi’s common stock, if any, based upon an initial conversion rate of 75.6229 shares of Viavi’s common stock per $1,000 principal amount of Notes (which is equal to an initial conversion price of approximately $13.22 per share of Viavi’s common stock, representing an approximately 32.5% conversion premium based on the closing price of $9.98 per share of Viavi’s common stock on February 27, 2017), subject to adjustment as provided for in the Indenture.

The Notes may be converted at any time on or prior to the close of business on the business day immediately preceding December 1, 2023, in multiples of $1,000 principal amount, at the option of the holder only under the following circumstances: (i) on any date during any calendar quarter beginning after June 30, 2017 (and only during such calendar quarter) if the closing price of Viavi’s common stock was more than 130% of the then current conversion price for at least 20 trading days (whether or not consecutive) during the 30 consecutive trading-day period ending on the last trading day of the previous calendar quarter, (ii) upon the occurrence of specified corporate events, (iii) if Viavi is party to a specified transaction, a fundamental change or a make-whole fundamental change (each as defined in the Indenture), or (iv) during the five consecutive business-day period immediately following any 10 consecutive trading-day period in in which the trading price per $1,000 principal amount of the Notes for each day during such 10 consecutive trading-day period was less than 98% of the product of the closing sale price of Viavi’s common stock and the applicable conversion rate on such date. During the periods from, and including, December 1, 2023 until the close of business on the business day immediately preceding the maturity date, holders of the Notes may convert the Notes regardless of the circumstances described in the immediately preceding sentence.

Holders of the Notes may require Viavi to repurchase for cash all or a portion of the Notes upon the occurrence of a fundamental change (as defined in the Indenture) at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the date of repurchase.

The Indenture provides for customary events of default, including payment defaults, breaches of covenants, failure to pay certain judgments and certain events of bankruptcy, insolvency and reorganization. If an event of default occurs and is continuing, the principal amount of the Notes, plus accrued and unpaid interest, if any, may be declared immediately due and payable, subject to certain conditions set forth in the Indenture. These amounts automatically become due and payable if an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs.

Viavi offered and sold the Notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, for resale by the initial purchasers to qualified institutional buyers (as defined in the Securities Act) pursuant to the exemption from registration provided by Rule 144A under the Securities Act. Viavi relied on these exemptions from registration based in part on representations made by the initial purchasers in the purchase agreement executed in connection with the sale of the Notes.

The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture and the Form of the Notes (a form of which is attached as an exhibit to the Indenture), filed as Exhibit 4.1 and Exhibit 4.2, respectively, hereto and incorporated herein by reference.

Neither the Notes nor the common stock that may be issued upon conversion thereof will be registered under the Securities Act. Neither the Notes nor the common stock that may be issued upon conversion thereof may be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report is incorporated herein by reference.

Item 8.01 Other Events.

As set forth in Item 1.01 of this Current Report, contemporaneously with the closing of the offering of Notes, Viavi used approximately $50 million of the net proceeds from the offering to repurchase 5,010,020 shares of its common stock pursuant to its existing stock repurchase program from purchasers of the Notes in privately negotiated transactions effected through one of the initial purchasers as Viavi’s agent.

On March 6, 2017, Viavi issued a press release announcing the completion of the Notes offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.      Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
4.1	Indenture, dated as of March 3, 2017, between Viavi Solutions Inc. and Wells Fargo Bank, National Association, as Trustee.

4.2	Form of 1.00% Senior Convertible Notes due 2024 (included as part of Exhibit 4.1)

99.1	Press Release of Viavi Solutions Inc. issued on March 6, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2017

VIAVI SOLUTIONS INC.

By:	/s/ Amar Maletira
Name:	Amar Maletira
Title:	Chief Financial Officer (Duly Authorized Officer and Principal Financial and Accounting Officer)

Exhibit Index
Exhibit No.	Description
4.1	Indenture, dated as of March 3, 2017, between Viavi Solutions Inc. and Wells Fargo Bank, National Association, as Trustee.

4.2	Form of 1.00% Senior Convertible Notes due 2024 (included as part of Exhibit 4.1)

99.1	Press Release of Viavi Solutions Inc. issued on March 6, 2017.